As filed with the Securities and Exchange Commission on May 5, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Fidelity National Financial, Inc.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	16-1725106 (I.R.S. Employer Identification No.)
601 Riverside Avenue
Jacksonville, Florida 32204
(904) 854-8100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Michael L. Gravelle
Executive Vice President, General Counsel and Corporate Secretary
Fidelity National Financial, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
(904) 854-8100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Frank R. Adams, Esq.
Ashley J. Butler, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the selling stockholder.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
FIDELITY NATIONAL FINANCIAL, INC.
6,754,567 Shares of Common Stock
The selling stockholders named in this prospectus may offer and sell up to 6,754,567 shares of our common stock, from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. We will not receive any proceeds from the sale of our common stock by the selling stockholders. This prospectus describes some of the general terms that may apply to our common stock.
Each time any of the selling stockholders offer and sell shares of our common stock, such selling stockholders will provide a supplement to this prospectus that contains specific information about the offering and the selling stockholders, as well as the amounts and prices of the common stock to be offered and sold. The applicable prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated by reference herein or therein, carefully before you make your investment decision.
The selling stockholders may offer and sell the common stock described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of our common stock, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About the Prospectus” and “Plan of Distribution” for more information.
Our common stock currently trades on the New York Stock Exchange (“NYSE”) under the symbol “FNF.” On April 28, 2023, the last reported sale price of our common stock on the NYSE was $35.49 per share.
Investing in our common stock involves risks. Please carefully consider the “Risk Factors” beginning on page 4 of this prospectus and any similar section contained in the applicable prospectus supplement to read about factors you should consider before buying shares of our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement or a free writing prospectus.
The date of this prospectus is May 5, 2023

You should rely only on the information contained in this document or to which we have referred you. Neither we nor the selling stockholders have authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell our common shares. The information in this document may only be accurate on the date of this document.

i

ABOUT THIS PROSPECTUS
Unless otherwise stated or the context otherwise requires, references in this prospectus to “FNF,” “we,” “our” or “us” refer to Fidelity National Financial, Inc., together with its subsidiaries.
This prospectus is part of a registration statement that FNF filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, the selling stockholders may, from time to time, offer and/or sell our common stock in one or more offerings or resales. The selling stockholders may offer and sell, from time to time, in one or more offerings, up to 6,754,567 shares of our common stock.
This prospectus provides you with a general description of the common stock that the selling stockholders may offer. Each time the selling stockholders sell shares of our common stock, a prospectus supplement that will contain specific information about the terms of that offering will be provided. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus or in any permitted free writing prospectuses we have authorized for use with respect to the applicable offering or transaction. Neither FNF nor the selling stockholders has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. None of FNF or the selling stockholders is making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted.
You should assume that the information in this prospectus is accurate as of the date of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS
The statements contained in this prospectus, any related prospectus supplement, or incorporated by reference in this prospectus or any related prospectus supplement, or in any permitted free writing prospectuses we have authorized for use with respect to the applicable offering or transaction that are not purely historical statements of fact constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements regarding our expectations, hopes, intentions, or strategies regarding the future. These statements relate to, among other things, our future financial and operating results. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms and other comparable terminology. Actual results could differ materially from those anticipated in these statements as a result of a number of factors, including, but not limited to the following:
•
adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding, increased mortgage defaults, or a weak U.S. economy;

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the severity of our title insurance claims;

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downgrade of our credit rating by rating agencies;

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compliance with extensive government regulation of our operating subsidiaries and adverse changes in applicable laws or regulations or in their application by regulators;

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potential impact of the F&G Distribution (as defined in our public filings) on relationships, including employees, suppliers, customers and competitors;

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regulatory investigations of the title insurance industry;

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loss of key personnel that could negatively affect our financial results and impair our operating abilities;

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our business concentration in the States of California and Texas are the source of approximately 12.0% and 15.0%, respectively, of our title insurance premiums;

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our potential inability to find suitable acquisition candidates, as well as the risks associated with acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties integrating acquisitions;

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our dependence on distributions from our title insurance underwriters as our main source of cash flow;

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competition from other title insurance companies;

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changes in general economic, business, and political conditions, including changes in the financial markets related to COVID-19 conditions;

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impacts to our business operations caused by the occurrence of a catastrophe or global crisis, including the spread of COVID-19 variants; and

•
other risks detailed elsewhere in this document and in our other filings with the SEC.

Except as required by law, we are not under any obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider the possibility that actual results may differ materially from our forward-looking statements in or incorporated into this prospectus.

FIDELITY NATIONAL FINANCIAL, INC.
We are a leading provider of (i) title insurance, escrow and other title-related services, including trust activities, trustee sales guarantees, recordings and reconveyances and home warranty products and (ii) transaction services to the real estate and mortgage industries. FNF is one of the nation’s largest title insurance companies operating through its title insurance underwriters — Fidelity National Title Insurance Company, Chicago Title Insurance Company, Commonwealth Land Title Insurance Company, Alamo Title Insurance and National Title Insurance of New York Inc. — which collectively issue more title insurance policies than any other title company in the United States. Through our subsidiary ServiceLink Holdings, LLC, we provide mortgage transaction services including title-related services and facilitation of production and management of mortgage loans. We are also a leading provider of insurance solutions serving retail annuity and life customers and institutional clients through our majority owned subsidiary, F&G Annuities & Life.
Our executive offices are located at 601 Riverside Avenue, Jacksonville, Florida 32204 and our telephone number is (904) 854-8100.

RISK FACTORS
An investment in our common stock involves risks. Before making a decision to purchase shares of our common stock offered by the selling stockholders, you should carefully consider the risks, uncertainties and assumptions discussed in Item 1A. of our annual report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 27, 2023, and in other documents that we subsequently file with the SEC that update, supplement or supersede such information, which documents are incorporated by reference into this prospectus. See “Where You Can Find More Information.”

USE OF PROCEEDS
We will not receive any proceeds from the sale of our common stock by the selling stockholders.

DESCRIPTION OF SECURITIES
General
Our authorized capital stock consists of 600,000,000 shares of common stock, par value $0.0001 per share (the “common stock”), and 50,000,000 shares of preferred stock (the “preferred stock”), par value $0.0001 per share. The common stock is listed on the NYSE under the symbol “FNF.”
Voting Rights
Each outstanding share of common stock entitles the holder thereof to one vote for each share held of record on the applicable record date on all matters submitted to a vote of stockholders. Our stockholders are not entitled to cumulative voting of their shares in elections of directors.
Dividend Rights
Subject to applicable law and our bylaws, dividends upon the shares of common stock may be declared by our board of directors (the “Board of Directors”) out of funds legally available to pay dividends.
No Preemptive, Conversion, Redemption or Similar Rights
Holders of common stock have no preemptive rights to subscribe for, purchase or otherwise acquire any of our securities, and there are no conversion rights or redemption, purchase, retirement or sinking fund provisions with respect to the common stock. All outstanding shares of common stock are fully paid and non-assessable.
Liquidation Rights
There are no express liquidation rights under our certificate of incorporation.
Certain Certificate of Incorporation and Bylaw Provisions
Number of Directors.   Our certificate of incorporation and our bylaws provide that the Board of Directors shall consist of not less than one and not more than 14 members. The Board of Directors is divided into three classes, designated Class I, Class II and Class III.
Special Meetings.   Special meetings of stockholders may be called by a majority vote of the Board of Directors or by the chairman of the Board of Directors or by our chief executive officer, and may not be called by any other person or persons.
Blank Check Preferred.   Our certificate of incorporation provides for 50,000,000 shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of FNF by means of a merger, tender offer or otherwise. To the extent the Board of Directors causes shares of preferred stock to be issued, the voting or other rights of a potential acquirer might be diluted. The Board of Directors has the authority to issue shares of preferred stock without any action by stockholders. Any such issuance may have the effect of delaying, deterring or preventing a change of control of FNF.
Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”).   We have expressly elected to be governed by Section 203 of the DGCL. Section 203 of the DGCL generally prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder who beneficially owns 15% or more of a corporation’s voting stock, within three years after the person or entity becomes an interested stockholder, unless: (i) the board of directors of the target corporation has approved, before the acquisition time, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owns at least 85% of the corporation’s voting stock (excluding shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer) or (iii) at or after the person or entity becomes an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of stockholders by the affirmative vote of at least 66 2∕3% of the outstanding voting stock not owned by the interested stockholder.

SELLING STOCKHOLDERS
The table below sets forth, as of the date of this prospectus, the names of the selling stockholders for whom we are registering the resale of shares of our common stock from time to time and the number of shares that the selling stockholders may offer pursuant to this prospectus. The shares offered by the selling stockholders were issued to the selling stockholders in connection with our acquisition of FGL Holdings on June 1, 2020.
The following table sets forth information regarding the selling stockholders’ beneficial ownership of our common stock as of April 28, 2023 and as adjusted to reflect the sale of common stock being offered under this prospectus. The information relating to the number of shares owned by the selling stockholders is based on information provided by or on behalf of each of the selling stockholders. Each of the selling stockholders may offer all, some or none of their common stock. Because the selling stockholders may offer all or some portion of their common stock, no estimate can be given as to the amount of common stock that will be held by the selling stockholders upon consummation of any sales.
The information in the following table has been presented in accordance with SEC rules. Under these rules, beneficial ownership of a class of capital stock includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any options, warrants or other rights. Shares subject to options, warrants or other rights are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
	Shares owned prior to any offering under this prospectus		Maximum number of shares being sold under this prospectus	Shares owned after the completion of the offering under this prospectus(1)
Selling Stockholders	Number	Percentage(2)		Number	Percentage(2)
Fidelity National Title Insurance Company(3)	1,700,451	0.6%	1,700,451	0	0%
Chicago Title Insurance Company(3)	3,724,220	1.3%	3,724,220	0	0%
Commonwealth Land Title Insurance Company(3)	1,329,896	0.5%	1,329,896	0	0%

(1)
Assumes that the selling stockholders sell, transfer, distribute or otherwise dispose of all the shares that it holds or are attributable to each of them covered hereby.

(2)
The percentages of beneficial ownership are based on 278,945,805 shares of our common stock outstanding as of April 28, 2023, inclusive of the shares registered by the selling stockholders within the table above.

(3)
The address of each of FNTIC, Chicago Title and Commonwealth Land Title is 601 Riverside Avenue, Jacksonville, Florida.

PLAN OF DISTRIBUTION
The selling stockholders and their successors, including their transferees, pledgees or donees or their successors, may from time to time sell the shares of common stock hereby registered directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.
The shares of common stock hereby registered may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related directly to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:
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on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale;

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in the over-the-counter market;

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in transactions otherwise than on these exchanges or services or in the over-the-counter market;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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the delivery of shares of our common stock pursuant to the exercise of any options granted over shares of our common stock to any person or entity, including without limitation, to any officer, director, employee, affiliate or consultant of the selling stockholder or any of its affiliates;

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the shares as an agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange and distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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settlement of short sales;

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in transactions through broker-dealers that may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

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by pledge to secure debts and other obligations or on foreclosure of a pledge;

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through the settlement of short sales;

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a combination of any such methods of sale; or

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any other method permitted pursuant to applicable law.

In connection with sales of our common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of our common stock in the course of hedging positions they assume. The selling stockholders may also sell common stock short and deliver common stock to close out short positions, or loan or pledge common stock to broker-dealers that in turn may sell such securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholders from its sale of the shares of common stock registered hereby will be the purchase price of the shares of common stock less discounts and commissions,

if any. The selling stockholders reserve the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents. We will not receive any of the proceeds from this offering.
Our outstanding common stock is listed for trading on the NYSE.
In order to comply with the securities laws of some states, if applicable, the shares of common stock registered hereby may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock registered hereby may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the securities registered hereby may be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, as amended, or the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. A selling stockholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to statutory liabilities, including, but not limited to, liability under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The selling stockholders have acknowledged that they understand their respective obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M which may limit the timing of purchases and sales of securities of the common stock by the selling stockholders or any other person.
There are currently no plans, arrangements or understandings between the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the securities registered hereby. The selling stockholders may determine not to sell any, or to sell less than all of, the shares of common stock described in this prospectus. In addition, the selling stockholders may, to the extent permitted by applicable law, sell, transfer, devise or gift these shares of common stock by other means not described in this prospectus. In that regard, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act or which may otherwise be sold without registration under the Securities Act may be sold under Rule 144 or Rule 144A or as otherwise permitted by law rather than pursuant to this prospectus.
To the extent required, the specific shares of common stock to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.
We are required to pay certain fees and expenses incurred by us incident to the registration of the securities.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains our reports, proxy statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.
The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Statements made in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete, and, in each instance, we refer you to a copy of such document filed as an exhibit to the registration statement, of which this prospectus is a part, or otherwise filed with the SEC. The information incorporated by reference is considered to be part of this prospectus. When we file information with the SEC in the future, that information will automatically update and, in some cases, supersede this information. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the initial filing of the registration statement that contains this prospectus and until the termination of the offering of the securities covered by this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:
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our annual report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 27, 2023 (file no. 001-32630);

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the information in the definitive proxy statement on Schedule 14A, filed with the SEC on April 27, 2023 (file no. 001-32630), that is incorporated by reference into Part III of our annual report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 27, 2023; and

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the description of our common stock contained in Exhibit 4.8 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 27, 2023 (file no. 001-32630) (incorporated by reference to Exhibit 4.9 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 14, 2020), and any amendment or report filed for the purpose of updating such description.

You can obtain any of the filings incorporated by reference into this prospectus through our website (www.fnf.com) or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:
Fidelity National Financial, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
Attn: General Counsel
Tel: (904) 854-8100
You should rely only on the information contained in or incorporated by reference in this prospectus and any supplements to this prospectus or in any permitted free writing prospectuses we have authorized for use with respect to the applicable offering or transaction. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information provided in this prospectus or incorporated by reference in this prospectus or in any such free writing prospectus we have authorized is accurate as of any date other than the date on the front of this prospectus or the date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for Fidelity National Financial, Inc. by Weil, Gotshal & Manges LLP, New York, New York, special counsel to us.
EXPERTS
The consolidated financial statements and schedule of Fidelity National Financial, Inc. appearing in Fidelity National Financial, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of Fidelity National Financial, Inc.’s internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Fidelity National Financial, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The expenses relating to the registration of the debt securities will be borne by the registrant. Such expenses are estimated to be as follows:
Securities and Exchange Commission Registration Fee	$	*
Printing and engraving fees and expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Blue sky fees and expenses		*
Miscellaneous		*
Total	$	*

*
These fees are calculated based on the number of issuances in applicable offerings and amount of securities offered and, accordingly, cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s certificate of incorporation provides for indemnification by the registrant of its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.
Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transactions from which the director derived an improper personal benefit. The registrant’s certificate of incorporation provides for such limitation of liability.
The registrant maintains standard policies of insurance under which coverage is provided (i) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (ii) to the registrant with respect to payments which may be made by the registrant to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Item 16.   List of Exhibits.
The following exhibits are filed as part of this registration statement or incorporated by reference herein.
Exhibit	Description
1.1*	Form of Underwriting Agreement.*
3.1**	Fifth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Fidelity National Financial, Inc.’s Current Report on Form 8-K
filed on June 13, 2018).
3.2**	Fifth Amended and Restated Bylaws of the Registrant, January 5, 2022 (incorporated by reference to Exhibit 3.2 to Fidelity National Financial, Inc.’s Current Report on Form 8-K, dated January 5, 2022).
4.1**	Specimen certificate for shares of Fidelity National Financial, Inc.’s FNF Group common stock, par value $0.0001 per Share (incorporated by reference to Exhibit 4.1 to Fidelity National Financial Inc.’s Registration Statement on form S-4/A filed on May 5, 2014).
5.1	Opinion of Weil, Gotshal & Manges LLP.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Weil, Gotshal & Manges LLP (Included in Exhibit 5.1).
24.1	Powers of Attorney (Included on signature page of this Registration Statement).
107	Filing Fee Table

*
To be filed by amendment or in a document that will be incorporated by reference herein.

**
Previously filed.

Item 17.   Undertakings.
(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that Paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on May 5, 2023.
Fidelity National Financial, Inc.
By:
/s/ Michael L. Gravelle

Name:
Michael L. Gravelle

Title:
Executive Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Michael L. Gravelle and Anthony J. Park, or any of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Michael J. Nolan Michael J. Nolan	Chief Executive Officer (Principal Executive Officer)	May 5, 2023
/s/ Anthony J. Park Anthony J. Park	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	May 5, 2023
/s/ William P. Foley, II William P. Foley, II	Director and Chairman of the Board	May 5, 2023
/s/ Raymond R. Quirk Raymond R. Quirk	Director and Executive Vice Chairman of the Board	May 5, 2023
/s/ Douglas K. Ammerman Douglas K. Ammerman	Director	May 5, 2023
/s/ Halim Dhanidina Halim Dhanidina	Director	May 5, 2023

Signature	Title	Date
/s/ Thomas M. Hagerty Thomas M. Hagerty	Director	May 5, 2023
/s/ Daniel D. (Ron) Lane Daniel D. (Ron) Lane	Director	May 5, 2023
/s/ Sandra D. Morgan Sandra D. Morgan	Director	May 5, 2023
/s/ Heather H. Murren Heather H. Murren	Director	May 5, 2023
/s/ John D. Rood John D. Rood	Director	May 5, 2023
/s/ Peter O. Shea Peter O. Shea	Director	May 5, 2023
/s/ Cary H. Thompson Cary H. Thompson	Director	May 5, 2023